UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 25, 2011, Entravision Communications Corporation (the “Company”) entered into a Third Amendment, effective as of January 31, 2011 (the “Amendment”), to Office Lease, dated as of August 19, 1999, as amended (the “Lease”), by and between Water Garden Company L.L.C. and the Company, pursuant to which the Company leases approximately 16,000 square feet of space in the building housing the Company’s corporate headquarters in Santa Monica, California.

The Amendment provides, in material part, that the term of the lease is extended for a period of ten years, expiring on January 31, 2021, among revisions to certain other terms and conditions. All other provisions of the Lease, as amended, remain in full force and effect unless expressly amended or modified by the Amendment.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Third Amendment, effective as of January 31, 2011, to Office Lease, dated as of August 19, 1999, as amended, by and between Water Garden Company L.L.C. and Entravision Communications Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: March 25, 2011	By:	/s/ Walter F. Ulloa
Walter F. Ulloa Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Third Amendment, effective as of January 31, 2011, to Office Lease, dated as of August 19, 1999, as amended, by and between Water Garden Company L.L.C. and Entravision Communications Corporation.